UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Ryman Hospitality Properties, Inc.

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Annual Meeting Adjournment

RYMAN HOSPITALITY PROPERTIES, INC.

On April 8, 2020, Ryman Hospitality Properties, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission in connection with its 2020 Annual Meeting of Stockholders to be held on May 13, 2020 (the “2020 Annual Meeting”). On April 30, 2020, the Company issued a press release concerning its intention to convene and then immediately adjourn the 2020 Annual Meeting. The 2020 Annual Meeting, scheduled to occur at 10:00 am Central Time, Wednesday, May 13, 2020 at the Gaylord Opryland Resort and Convention Center in Nashville, Tennessee, will be convened and immediately adjourned. The 2020 Annual Meeting will be reconvened at the Company’s corporate headquarters, located at One Gaylord Drive, Nashville, Tennessee 37214, on Wednesday, May 13, 2020, at 3:00 p.m. Central Time. The Company is providing this supplement to broadly disseminate that information.

Ryman Hospitality Properties, Inc. Announces 2020 Annual Meeting of Stockholders Location and Process Update

NASHVILLE, Tenn. – (April 30, 2020) – In light of public health and safety concerns regarding the COVID-19 pandemic, Ryman Hospitality Properties, Inc. (the “Company”) intends to convene and then immediately adjourn the 2020 Annual Meeting of Stockholders of the Company (the “2020 Annual Meeting”). The 2020 Annual Meeting is scheduled to occur at 10:00 am Central Time, Wednesday, May 13, 2020 at the Gaylord Opryland Resort and Convention Center in Nashville, Tennessee. The 2020 Annual Meeting will be reconvened at the Company’s corporate headquarters, located at One Gaylord Drive, Nashville, Tennessee 37214, on Wednesday, May 13, 2020, at 3:00 p.m. Central Time.

All stockholders of record as of the close of business on March 25, 2020 (the “record date”) may attend the 2020 Annual Meeting, but please be advised that the Company will follow all applicable state and local guidelines then in effect with respect to social distancing and the number of attendees in any one location during the 2020 Annual Meeting, there will not be an opportunity to directly interact with management and the Board of Directors before or after the meeting, and no refreshments will be served. Additionally, the Company reserves the right to admit only stockholders as of the record date to the 2020 Annual Meeting by requiring that potential attendees provide proof of stock ownership.

The 2020 Annual Meeting will consist of official business only. Management and our Board of Directors enjoy the opportunity to interact with stockholders at the Company’s annual meetings; however, this year, management and our Board of Directors believe, as a matter of public health and safety, that it would be in the best interests of the Company and its stockholders for stockholders to utilize the audio conference call option described below in lieu of attending the 2020 Annual Meeting in-person. Moreover, as a result of existing restrictions on travel and gatherings, the Company anticipates that a very limited number of the Company’s management team and Board of Directors will be present in-person at the 2020 Annual Meeting.

Stockholders voting their shares by proxy do not need to attend the 2020 Annual Meeting, unless they wish to revoke their proxy and vote in-person. The Company intends to provide audio conference call access for the 2020 Annual Meeting, which will allow those who wish to remotely listen to the 2020 Annual Meeting. To listen to the conference call, please dial 973-935-8756 and use conference ID 6373864. The call will be available for replay through May 31, 2020 by dialing 800-585-8367 and using conference ID 6373864. Stockholders, specifically those electing to listen to the audio conference call, may submit questions in advance of the 2020 Annual Meeting by emailing your question, along with proof of stock ownership, to the Company’s General Counsel, Scott Lynn, via email at slynn@rymanhp.com. Any stockholders attending the 2020 Annual Meeting in-person will be able to ask questions at the 2020 Annual Meeting.

Please note that the audio conference call will only permit listening to the 2020 Annual Meeting, and will not allow stockholders to vote or otherwise participate in the 2020 Annual Meeting. Additionally, any stockholders who elect to listen remotely to the 2020 Annual Meeting will not be considered as attending the 2020 Annual Meeting for purposes of determining a quorum.

Your vote is important to the Company. As always, the Company urges all stockholders of record as of the record date to vote their shares prior to the 2020 Annual Meeting. Stockholders can ensure their shares are represented at the 2020 Annual Meeting by promptly voting and submitting their proxy by telephone, Internet or by completing, signing, dating and returning the proxy card in the postage-prepaid envelope previously provided by the Company. Stockholders may access the Company’s proxy materials on the 2020 Annual Meeting website at the following location: http://ir.rymanhp.com/proxy.

The Company will make available a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the 2020 Annual Meeting from May 1 through May 12, 2020 during normal business hours at our corporate headquarters. As our normal business hours have been affected due to COVID-19, to access the stockholders list during this time, please send your request, along with proof of stock ownership, to the Company’s General Counsel, Scott Lynn, via email at slynn@rymanhp.com. The stockholder list will also be available for inspection by stockholders at the Company’s corporate headquarters during the 2020 Annual Meeting.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings* include a network of five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,110 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium, WSM 650 AM; Ole Red and Circle, a country lifestyle media network the Company owns in a joint-venture partnership with Gray Television. The Company operates its Entertainment segment as part of a taxable REIT subsidiary.

*The Company is the sole owner of Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; and Gaylord National Resort & Convention Center. It is the majority owner and managing member of the joint venture that owns Gaylord Rockies Resort & Convention Center.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated impact of COVID-19 on travel, transient and group demand, the anticipated impact of COVID-19 on our results of operations, the amount and collection of cancellation and attrition fees, cost containment efforts, and our plans to assess the reopening of our Gaylord Hotels properties and other assets when the COVID-19 pandemic subsides. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally; the effects of the COVID-19 pandemic on the demand for travel, transient and group business (including government-imposed restrictions); levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19; the length and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic; the length and severity of the COVID-19 pandemic in the markets where our assets are located; our ability to implement cost containment strategies; and the adverse effects of COVID-19 on our business or the market price of our common stock. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Reports on Form 10-Q and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Source: Ryman Hospitality Properties, Inc.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com

~or~	~or~
Todd Siefert, Senior Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com